UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2007

VALENCE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification No.)

12201 Technology Blvd., Suite 150

Austin, Texas 78727

(Address of Principal Executive Offices, Including Zip Code)

(512) 527-2900

(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________________________

(Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 27, 2007, Valence Technology, Inc. (the “Company”) received a letter from the Listing Qualifications department of the Nasdaq Stock Market (“Nasdaq”), stating that the Company was noncompliant with the independent director and audit committee requirements of Nasdaq Marketplace Rule 4350 due to the death of Mr. Alan Shugart on December 12, 2006. Mr. Shugart was an independent member of the Company’s Board of Directors and chairman of its Audit Committee. Nasdaq has provided the Company a cure period in order to regain compliance with Nasdaq Marketplace Rule 4350 until the earlier of the Company’s next annual shareholders’ meeting or December 12, 2007. The Company is working to fill the openings on its Board of Directors and its Audit Committee before its next annual shareholders’ meeting.

ITEM 8.01	Other Events

On June 27, 2007, Valence Technology, Inc. issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished with this Form 8-K:
Exhibit No.	Description

99.1	Press Release of Valence Technology, Inc., dated June 27, 2007.

ITEM 9.01	Financial Statements and Exhibits.
Exhibit No.	Description

99.1	Press Release of Valence Technology, Inc., dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Date:	July 2, 2007	/s/ Roger Williams_______________
Name:	Roger Williams
Title:	Assistant Secretary